Exhibit 10.8.7
AMENDMENT SEVEN
TO
THE COCA-COLA COMPANY SUPPLEMENTAL CASH BALANCE PLAN

WHEREAS, The Coca-Cola Company sponsors The Coca-Cola Company Supplemental Cash Balance Plan, as amended and restated effective January 1, 2012 and as further amended (the “Plan”); and
WHEREAS, The Coca-Cola Company Benefits Committee (the “Committee”) may amend the Plan at any time; and
WHEREAS, the Committee wishes to amend the Plan to (1) comply with new Securities and Exchange Commission clawback requirements to recover incentive-based compensation erroneously awarded and any other similar requirement and (2) reflect the addition of a new participating subsidiary.
NOW, THEREFORE,
1.A new Section 7.9 is added to the Plan, effective October 2, 2023, to read as follows:
“7.9 Clawback.
The benefits hereunder will be subject to forfeiture due to the application of any recoupment or clawback policy that the Company may adopt from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or claw back any compensation earned, granted, or vested that is used in calculating a benefit under the Plan.”
2.Appendix A of the Plan is amended, effective January 1, 2024, by adding an entity at the end thereof to read as follows:

“BA Sports Nutrition, LLC”

IN WITNESS WHEREOF, the Committee has caused this Amendment to be signed by its duly authorized member as of this 7th day of December 2023.

                    THE COCA-COLA COMPANY
BENEFITS COMMITTEE

                    /s/ Silvina Kippke
                    Silvina Kippke